RESTRICTED STOCK AWARD AGREEMENT
UNDER THE CAMDEN NATIONAL CORPORATION
AMENDED AND RESTATED MANAGEMENT STOCK PURCHASE PLAN

Name of Grantee:

No. of Shares:

Grant Date:

Pursuant to the Camden National Corporation Amended and Restated Management Stock Purchase Plan (the “MSPP”), a component of the 2012 Equity and Incentive Plan, as amended through the date hereof (the “Plan”), Camden National Corporation (the “Company”) hereby grants a Restricted Stock Award (an “Award”) in lieu of a portion of their incentive payment to the Grantee named above. Upon acceptance of this Award, the Grantee shall purchase the number of shares of Common Stock, no par value per share (the “Restricted Stock”) at a discount (as determined by the Compensation Committee) of the Fair Market Value of the Stock on the date of grant (the “Cost”), of the Company specified above, subject to the restrictions and conditions set forth herein and in the Plan.

1.          Acceptance of Award. The Grantee shall have no rights with respect to this Award unless he or she shall have accepted this Award by signing and delivering to the Company a copy of this Award Agreement. Thereupon, the shares of Restricted Stock shall be issued in the name of the Grantee and the Grantee’s name shall be entered as the stockholder of record on the books of the Company. The Grantee shall have all the rights of a shareholder with respect to such Restricted Stock, subject, however, to the restrictions and conditions set forth in this Award Agreement and in the Plan.

2.          Certificates, Legend, Etc. Upon acceptance of this Award by the Grantee, certificates evidencing the shares of Restricted Stock granted herein shall be issued or evidence of book entry shall be made in the records of the Company in the name of the Grantee. Such certificates or notations on any book entry shall bear an appropriate legend, as determined by the Committee (as defined in Section 2 of the Plan) in its sole discretion, to the effect that such shares of Restricted Stock are subject to restrictions as set forth herein and in the Plan. Unless the Committee otherwise determines, any such certificates (if applicable) shall remain in the possession of the Company until the shares are vested as set forth herein and the Grantee shall deliver to the Company a stock power endorsed in blank.

3.          Voting/Dividends. Dividends on Restricted Stock shall be paid currently to the participant, and, unless the participant makes a Section 83(b) election, such dividends are treated as ordinary income (i.e., added to W-2, Box 1 earnings) until such Restricted Stock becomes vested and distributed. If the participant makes a Section 83(b) election with respect to the Restricted Stock, any dividends paid on such shares will be taxed as dividends. Upon the issuance of the shares of Restricted Stock hereunder, the Grantee shall have the rights of a stockholder of the Company with respect to voting the shares of Restricted Stock.

4.          Tender Offers and Merger Elections. The Grantee shall have the right to respond, or to direct the response, with respect to the related shares of Restricted Stock, to any tender offer, exchange offer, cash/stock merger consideration election or other offer made to, or elections made by, the holders of shares of Common Stock of the Company.

5.          Vesting.

(a)     Vesting of Restricted Stock. The restrictions and conditions in this Agreement shall lapse on the second anniversary of the Grant Date (the “Vesting Date”). Subsequent to the Vesting Date, the shares of Common Stock on which all restrictions and conditions have lapsed shall no longer be deemed Restricted Stock. The Committee may at any time accelerate the vesting schedule specified in this Paragraph 5.
(b)    Settlement Prior to Vesting. If the Grantee’s employment with the Company terminates for any reason other than Retirement prior to the Vesting Date, except as otherwise provided in the Grantee’s employment agreement, if any, the Grantee’s unvested Restricted Stock shall be forfeited back to the Company and he or she shall receive a cash payment equal to the lesser of (a) the Cost of such Restricted Stock or (b) an amount equal to the number of shares such Restricted Stock multiplied by the Fair Market Value of a share of Stock on the date of the Grantee’s termination of employment.

 (c)     Special Provision. As soon as the Grantee reaches age sixty-five (65) with at least five (5) years of consecutive service, any unvested Restricted Stock will accelerate and vest immediately (and constitute a taxable event unless the Grantee made a timely Section 83(b) election under the Internal Revenue Code of 1986, as amended).

6.          Incorporation of Plan. Notwithstanding anything herein to the contrary, this Award Agreement shall be subject to and governed by all the terms and conditions of the MSPP and the Plan, copies of which the Grantee acknowledges having received, including the powers of the Committee set forth in Section 2(b) of the Plan. Capitalized terms in this Award Agreement shall have the meaning specified in the MSPP and the Plan, unless a different meaning is specified herein.

7.          Transferability. This Award Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.

8.          Tax Withholding. Notwithstanding any provision of any applicable award agreement between the Company and the Grantee, and except as expressly elected by the Grantee, the Grantee’s required minimum tax withholding obligation shall be satisfied as follows: With respect to any Award of Restricted Stock, the Grantee shall transfer to the Company such number of shares of Common Stock of the Company with an aggregate Fair Market Value that would satisfy the withholding amount due, in each case, not later than the day as of which the applicable award becomes a taxable event for Federal income tax purposes.

9.          Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Grantee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Grantee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Grantee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.

10.    Miscellaneous.

(a)          This Award Agreement and the Plan contain the entire agreement of the parties relating to the subject matter hereof and supersede any prior agreements or understandings with respect thereto.

(b)          Notice hereunder shall be given to the Company at its principal place of business, and shall be given to the Grantee at the address set forth below, or in either case at such other address as one party may subsequently furnish to the other party in writing.

(c)          This Award Agreement does not confer upon the Grantee any rights with respect to continuation of employment by the Company or any Subsidiary or with respect to any future Awards.

CAMDEN NATIONAL CORPORATION

By:

The foregoing Award Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Dated:
Grantee’s Signature

Grantee’s name and address:

NAME:

ADDRESS: